                                                                     EXHIBIT 4.9

                            AMENDMENT AND WAIVER OF
                          CONVERTIBLE NOTE AND WARRANT
                  PURCHASE AGREEMENT DATED AS OF MAY 13, 1992


          This Agreement, dated as of August 1, 1996, is made and entered into by and between Photoelectron Corporation, a Massachusetts corporation ("Company") and Mr. Peter M. Nomikos ("Nomikos").

          The following sets forth the factual background to this Agreement:

          A. The parties hereto entered into a certain Convertible Note and Warrant Purchase Agreement, dated as of May 13, 1992 (the "1992 Agreement"), a copy of which is attached hereto as Exhibit A, pursuant to which the Company issued an 8% Subordinated Note Due on Demand to Nomikos in a principal amounts of up to $4,500,000 (collectively, the "1992 Note").

          B. On or about December 31, 1993, Nomikos converted the outstanding principal balance of the 1992 Note and all interest accrued thereon to Common Stock. Since that time, Nomikos has advanced the Company an additional principal amount of $705,000 pursuant to the terms of the 1992 Agreement which remains outstanding as of the date of this Agreement.

          C. The Company is contemplating an Initial Public Offering (as defined below) and the parties desire to amend certain provisions of the 1992 Agreement to be effective in the event of an Initial Public Offering. The parties also desire to set forth in writing waivers of Nomikos' rights regarding the Company's non-compliance with certain provisions of the 1992 Agreement.

          D. The parties desire to agree on a form of Amended and Restated Note to reflect the presently outstanding principal balance loaned by Nomikos to the Company under the 1992 Agreement.

          E. The parties acknowledge that the amendments and waivers set forth in this Agreement are in the best interests of the Company and of Nomikos as a stockholder of the Company.

          Now, therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          1. In replacement of any prior Note issued under the 1992 Agreement, and to accurately reflect the current principal balance outstanding under the 1992 Agreement, the Company agrees to issue to Nomikos, and Nomikos agrees to accept, the Amended and Restated 8% Subordinated Note in the form attached hereto as Exhibit B, as a replacement for any and all Notes previously issued under the 1992 Agreement. The parties agree that, upon issuance of the replacement Note, any and all Notes previously issued under the 1992 Agreement shall be deemed cancelled and of no further force and effect.

     2. Effective upon the consummation of an Initial Public Offering (as defined below), the parties hereto amend the 1992 Agreement as follows:

            (a)  by deleting the first sentence of Section 2.01(g);

            (b)  by deleting Section 2.02 entitled Negative Covenants Of The
                                                   --------------------------
                 Company in its entirety;
                 --------

            (c)  by deleting Section 2.03 entitled Reporting Requirements in its
                                                   ----------------------
                 entirety; and

            (d) by deleting Article IV entitled RIGHT OF FIRST REFUSAL in its entirety.

     3. Nomikos also waives any rights that he may have under the 1992 Agreement arising from the Company's non-compliance with the terms of Article IV in connection with the Initial Public Offering and all issuances prior thereto approved by the Board of Directors of the Company of capital stock, debt instruments, options and warrants of the Company.

     4. "Initial Public Offering" means effectiveness of the Company's Registration Statement on Form S-1 under the Securities Act of 1933, as amended, in connection with an initial public offering of the Company's Common Stock which yields at least $7,500,000 in gross proceeds to the Company.

     5. Nomikos hereby waives any and all defaults which may have occurred under the following provisions of the 1992 Agreement prior to the date hereof:

     (i) the obligation to pay interest the Note issued under the 1992 Agreement at the times and place and in the manner provided in the Note and in the 1992 Agreement in compliance with Section 2.01(a);

     (ii) the obligation to prepare, submit to, and obtain approval from a majority of the Company's Board of Directors, of a budget for the upcoming year in compliance with Section 2.01(e);

     (iii) the obligation to maintain directors and officers insurance in compliance with the last sentence of Section 2.01(g);

     (iv) the negative covenant restricting affiliated transactions as set forth in Section 2.02(b) in connection with transactions with Peter Nomikos

            ("Nomikos"), or affiliates of Nomikos, that were approved by the Board of Directors of the Company and pursuant to which Nomikos or his affiliates loaned money to or acquired capital stock, warrants or other securities in the Company;

     (v) the negative covenant restricting change in the nature of the business of the Company as set forth in Section 2.02(c) in connection with the change in the Company's business from the photocathode business in which the Company was engaged at the time of its organization to the medical devices business in which it is now engaged; and

     (vi)   the reporting requirements set forth in Section 2.03.

     6. Except as herein waived or amended, the 1992 Agreement is hereby confirmed in its entirety.

     7. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto, and their successors and assigns, and shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts without regard to its law relating to conflicts of law.

     8. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

     This Agreement is effective as a sealed instrument, except where specifically stated otherwise, as of the date first set forth above.

                                           PHOTOELECTRON CORPORATION, a
                                           Massachusetts corporation


                                           By:/s/ Peter E. Oettinger
                                              ----------------------------------
                                              Peter E. Oettinger
                                              Vice President and Chief Operating
                                               Officer


                                              /s/ Peter M. Nomikos
                                              ----------------------------------
                                              Peter M. Nomikos

                           PHOTOELECTRON CORPORATION


                          CONVERTIBLE NOTE AND WARRANT
                               PURCHASE AGREEMENT



                            Dated as of May 13, 1992

     This Agreement i.e. Nomikos is dated as of the 13th day of May, 1992 by and between Mr. Peter M. Nomikos, an individual residing in London, England (the "Purchaser"), and Photoelectron Corporation, a Massachusetts corporation (the "Company").



                                   ARTICLE I

                      PURCHASE AND SALE OF THE SECURITIES

     1.01  The Securities.  The Company has authorized the issuance and sale of
           ---------------
up to $4,500,000 principal amount of the Company's 8% Convertible Note (the "Note") and Common Stock Purchase Warrants (the "Warrants") for the purchase of up to 3,000,000 shares of the Common Stock, $.01 par value per share ("Common Stock") of the Company. The Note shall be in the principal amount set forth in the preceding sentence and shall otherwise be substantially in the form set forth in Exhibit A hereto. The term "Note" shall also include any note or notes delivered in exchange or replacement for the Note. The Warrants shall be substantially in the form set forth in Exhibit B hereto. The terms "Warrant" or "Warrants" shall also include any Warrant or Warrants delivered in exchange or replacement for the Warrants. Any shares of Common Stock issuable upon exercise of the Warrants, and such shares when issued, are herein referred to as the "Warrant Shares."

     1.02  The Closing.
           ------------

     The Company agrees to issue and sell to the Purchaser, and, subject to and in reliance upon the terms and conditions of this Agreement, the Purchaser agrees to purchase the principal amount of the Note, at par, set forth in
Section 1.01 at the times set forth below.

     Subject to all of the terms and conditions hereof and so long as there shall exist no Default (as defined herein) on such dates as the Company shall from time to time request by not fewer than three business days prior telephone notice to the Purchaser, the Purchaser shall advance the amount of such sum requested to the Company at its principal office in Waltham, Massachusetts (such sum advanced from time to time in the aggregate referred to as the "Advances"), provided that the aggregate principal amount of all Advances outstanding shall not at any time exceed an amount equal to Four Million Five Hundred Thousand Dollars ($4,500,000). Upon each advance, the Purchaser shall set forth the amount and date of the Advance on Schedule A to the Note and shall provide a copy of the revised Schedule A to the Company. At the time of each Advance, the Company will also issue a Warrant in the name of the Purchaser providing for the purchase of Warrant Shares equal to the principal amount of the Advance divided by the Applicable Conversion Value (as defined herein), in exchange for a warrant purchase price equal to $.10 per Warrant Share issued, payable by the Purchaser within 60 days after the date of the Advance.

     1.04  Transfer and Exchange of the Note.  The registered holder of the Note
           ----------------------------------
may, prior to maturity or prepayment thereof, surrender the Note at the principal office of the Company for transfer or exchange to any assignee.
Within a reasonable time after notice to the Company from a registered holder of its intention to make such exchange and without expense (other than transfer taxes, if any) to such registered holder, the Company shall issue in exchange therefor another Note for the same aggregate principal amount as the unpaid principal amount of the Note so surrendered (or in such multiples thereof as may be requested by the registered holder) and having the same maturity and rate of interest, containing the same provisions and subject to the same terms and conditions as the Note so surrendered. Each new Note shall be made payable to such Person or Persons, or registered assigns, as the registered holder of such surrendered Note may designate, and such transfer or exchange shall be made in such a manner that no gain or loss of principal or interest shall result therefrom.

     1.05  Replacement of Notes.  Upon receipt of evidence satisfactory to the
           ---------------------
Company of the loss, theft, destruction or mutilation of any Note and, if requested in the case of any such loss, theft or destruction, upon delivery of an indemnity bond or other agreement or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of such Note, the Company will issue a new Note, of like tenor and amount and dated the date to which interest has been paid, in lieu of such lost, stolen, destroyed or mutilated Note; provided, however, if any Note of which the Purchaser, his nominees or any of his affiliates is the registered holder is lost, stolen or destroyed, the affidavit of the owner or the president, treasurer or assistant treasurer, as the case may be, of the registered holder, including a representation to the effect that such Note has not been negotiated and setting forth the circumstances with respect to such loss, theft or destruction, shall be accepted as satisfactory evidence thereof, and no indemnity bond or other security shall be required as a condition to the execution and delivery by the Company of a new Note in replacement of such lost, stolen or destroyed Note other than the registered holder's written agreement to indemnify the Company.

     1.06  Subordination.  The Company, for itself, its successors and assigns,
           -------------
covenants and agrees, and the Purchaser and each successor holder of the Note by his or its acceptance thereof likewise covenants and agrees, that notwithstanding any other provision of this Agreement or the Note, the payment of the principal of and interest on the Note shall be subordinated in right of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full of all Senior Debt (as hereinafter defined) at any time outstanding.

          (a) Payment of Senior Debt. In the event of any insolvency or bankruptcy proceedings, or any proceedings in connection therewith, relative to the Company or to its property, or, in the event of any proceedings for the Company of distribution or marshalling of its assets or any composition with creditors of the

Company, whether or not involving insolvency or bankruptcy, then and in any such event all Senior Debt shall be paid in full before any payment or distribution of any character, whether in cash, securities or other property, shall be made on account of the Note; and any such payment or distribution, except securities that are subordinated and junior in right of payment to the payment of all Senior Debt then outstanding in terms of substantially the same tenor as this
Section 1.06, which would, but for the provisions hereof be payable or deliverable with respect to the Note shall be paid or delivered directly to the holders of Senior Debt (or their duly authorized representatives), in the proportions in which they hold the same, until all Senior Debt shall have been paid in full, and any holder of the Note by becoming a holder thereof shall have designated and appointed the holder or holders of Senior Debt (and their duly authorized representatives) as his or its agents and attorneys-in-fact to demand, sue for, collect and receive such Senior Debt holder's ratable share of all such payments and distributions and to file any necessary proof of claim therefor and to take all other action (including the right to vote such Senior Debt holder's ratable share of the Note), in the name of the holders (or their authorized representatives), that such Senior Debt holder may determine to be necessary or appropriate for the enforcement of this Section 1.06. The Purchaser and each successor holder of the Note by its or his acceptance thereof agrees to execute, at the request of the Company, a separate agreement with any holder of Senior Debt on the terms set forth in this Section 1.06.

          (b) No Payment on Note Under Certain Conditions.

     In the event that:

          (i) any default occurs in the payment of principal of or interest on any Senior Debt and during the continuance of such default, or (if a shorter period) until such payment has been made or such default has been cured or waived in writing by such holder of Senior Debt; or

          (ii) the maturity of any Senior Debt is accelerated by any holder thereof because of a default with respect thereto and until such acceleration has been rescinded or said Senior Debt has been paid;

then and during the continuance of any of such events no payment shall be made by the Company, directly or indirectly, on account of the principal of or interest on the Note.

          (c) Payments Held in Trust. In case any payment or distribution shall be paid or delivered to any holder of the Note in violation or contravention of the terms of this subordination, before all Senior Debt shall have been paid in full, such payment or distribution shall be held in trust for and paid and delivered to the holders of Senior Debt (or their duly authorized representatives) until all Senior Debt shall have been paid in full.

          (d) Subrogation. Subject to the payment in full of all Senior Debt and until the Note shall be paid in full, the holder of the Note shall be subrogated to the rights of the holders of the Senior Debt (to the extent of payments or distributions previously made to such holders of Senior Debt pursuant to the provisions of subsections (a) and (c) of this Section 1.06) to receive payments or distributions of assets of the Company applicable to the Senior Debt. No such payments or distributions applicable to the Senior Debt shall, as between the Company and its creditors, other than the holders of Senior Debt and the holder of the Note, be deemed to be a payment by the Company to or on account of the Note; and for the purposes of such subrogation, no payments or distributions to the holders of Senior Debt to which the holder of the Note would be entitled except for the provisions of this Section 1.06 shall, as between the Company and its creditors, other than the holders of Senior Debt and the holder of the Note, be deemed to be a payment by the Company to or on account of the Senior Debt.

          (e) Scope of Section. The provisions of this Section 1.06 are intended solely for the purpose of defining the relative rights of the holder of the Note, on the one hand, and the holders of the Senior Debt on the other hand. Nothing contained in this Section 1.06 or elsewhere in this Agreement or the
Note is intended to or shall impair, as between the Company and its creditors, other than the holders of Senior Debt, and the holder of the Note, the obligation of the Company, which is unconditional and absolute, to pay to the holder of the Note the principal of and interest on the Note as and when the same shall become due and payable in accordance with the terms thereof, or to affect the relative rights of the holders of the Senior Debt, nor shall anything herein or therein prevent the holder of the Note from accepting any payment, with respect to such Note or exercising all remedies otherwise permitted by applicable law upon default under such Note, subject to the rights, if any, under this Section 1.06 of the holders of Senior Debt in respect of cash, property or notes of the Company received by the holders of the Notes.

          (f) Survival of Rights. The right of any present or future holder of Senior Debt to enforce subordination of the Note pursuant to the provisions of this Section 1.06 shall not at any time be prejudiced or impaired by any act or failure to act on the part of the Company or any such holder of Senior Debt, including without limitation, any forbearance, waiver, consent, compromise, amendment, extension, renewal or taking or release of security of or in respect of any Senior Debt or by noncompliance by the Company with the terms of such subordination regardless of any knowledge thereof such holder may have or otherwise been charged with.

          (g) Amendment or Waiver. The provisions of this Section 1.06 may not be amended or waived in any manner that is detrimental to any Senior Debt without the consent of the holders of all then existing Senior Debt.

          (h) Senior Debt Defined. The term "Senior Debt" shall mean (i) all Indebtedness of the Company (which is not convertible into equity securities of the Company and is not issued in conjunction with equity securities of the Company or options or warrants to purchase equity securities of the Company) for money borrowed, including any extension or renewals thereof, whether outstanding on the date hereof or thereafter created or incurred, which is not by its terms subordinate and junior to or on a parity with the Note, and (ii) all other indebtedness to which the obligations of the Note shall be expressly subordinated by the holder of the Note in writing, citing this Section 1.06.

          (i) Proof of Subordination. The Purchaser agrees that he will execute and deliver any other documents evidencing the subordination of the Note to Senior Debt that may be reasonably requested by the Company or the holders of Senior Debt so long as none of the provisions contained in such documents diminish the rights of the Purchaser in any manner.

     1.07  Representations by the Purchaser. The Purchaser represents that it is
           --------------------------------
his present intention to acquire the Note and Warrants for his own account and that the Notes and Warrants are being and will be acquired for the purpose of investment and not with a view to distribution or resale thereof. The acquisition by the Purchaser of the Note and Warrants shall constitute a confirmation by him of this representation.


                                   ARTICLE II

                            COVENANTS OF THE COMPANY

     2.01  Affirmative Covenants of the Company Other Than Reporting
           ---------------------------------------------------------
Requirements.  Without limiting any other covenants and provisions hereof, the
------------
Company covenants and agrees that, so long as any of the Notes are outstanding, it will perform and observe the following covenants and provisions:

          (a) Punctual Payment. Pay the principal of and interest on the Note at the times and place and in the manner provided in the Note and herein.

          (b) Preservation of Corporate Existence. Preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership of its properties; and preserve and maintain all material licenses and other rights to use patents, processes, licenses, trademarks, trade names, inventions, intellectual property rights or copyrights owned or possessed by it and necessary to the conduct of its business.

          (c) Compliance with Laws. Comply, in all material respects with all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which could materially adversely affect its business or condition, financial or otherwise.

          (d) Keeping of Records and Books of Account. Keep adequate records and books of account in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Company and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection within its business shall be made.

          (e) Budgets and Board Approval. Prior to the commencement of each fiscal year, prepare and submit to, and obtain the approval of a majority of, the Board of Directors of a budget for the upcoming fiscal year, including projections of research and development expenditures, capital and operating expenses, cash flow and profits and losses, all itemized in reasonable detail.

          (f) Financings. Promptly, fully and in detail, inform the Board of Directors in advance of any commitments or contracts relating to financing of any nature for the Company or pledge of corporate assets.

          (g) Board of Directors: Indemnification. The Board of Directors shall not consist of more than four (4) directors. The By-laws of the Company shall at all times provide for the indemnification of the Board of Directors to the full extent provided by the law of the jurisdiction in which the Company is organized. The Company shall maintain directors and officers insurance with coverage and premium levels consistent with policies carried by companies of similar size engaged in similar businesses.

     2.02  Negative Covenants of the Company.  Without limiting any other
           ----------------------------------
covenants and provisions hereof, the Company covenants and agrees that, so long as the Conversion Shares issuable upon conversion of the Note and the shares issued by the Company on January 4, 1989 or issuable upon conversion of the 8% Subordinated Convertible Note issued by the Company on January 4, 1989, or the 8% Subordinated Convertible Notes issued by the Company on May 22, 1990, in the aggregate, are greater than 50% of the total outstanding voting securities of the Company, without the consent of the Purchaser, the Company will not:

          (a) Mergers, Sale of Assets, Etc. Merge or consolidate with, or sell, assign, lease or otherwise dispose of or voluntarily part with the control of (whether in one transaction or in a series of transactions) a material portion of its assets (whether now owned or hereafter acquired) to, any Person, except for sales or other dispositions of assets in the ordinary course of business.

          (b) Dealings with Affiliates and Others. From and after the date of this Agreement, enter into any transaction, including, without limitation, any loans or extensions of credit or royalty agreements, with any officer or director of the Company or holder of any class of capital stock of the Company, or any member of their respective immediate families or any corporation or other entity directly or indirectly controlled by one or more of such officers, directors or stockholders or members of their immediate families.

          (c) Change in Nature of Business. Make any material change in the nature of its business as carried on as of the date hereof.


          (d) Dividends. Declare or pay any dividends on any class of the Company's capital stock now or hereafter outstanding or purchase, redeem or otherwise acquire or retire any of the Company's capital stock of any class now or hereafter outstanding or otherwise return capital or make distributions of assets to stockholders as such, except the repurchase of capital stock pursuant to a certain Stockholders' Agreement of January 4, 1989 among the parties hereto.

     2.03  Reporting Requirements.  The Company will furnish the following to
           -----------------------
each holder who owns of record or beneficially or has the right to acquire from the Company any Conversion Shares, to each holder of the Notes and to each holder of 15% or more of the Company's Common Stock:

          (a) As soon as available and in any event within thirty (30) days after the end of each fiscal quarter of the Company, a balance sheet of the Company as of the end of such quarter and a statement of income and retained earnings and of changes in financial position of the Company for the period ending with such quarter, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer of the Company as having been prepared in accordance with the accounting principles applied in the prior annual audited financial statements of the Company, and such financial statements shall set forth in comparative form the corresponding figures for the corresponding period of the prior fiscal year.

          (b) As soon as available and in any event within ninety (90) days after the end of each fiscal year of the Company, a balance sheet of the Company as of the end of such fiscal year and statements of income and retained earnings and of changes in financial position of the Company for such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and, if audited, all such statements in audited form and duly certified by a nationally recognized independent public accountant;

          (c) Any written report submitted to the Company by independent public accountants in connection with any annual or interim audit of the books of the Company made by such accountants;

          (d) Promptly after the commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, materially affecting the Company when considered as a whole that are not fully covered by insurance; and

          (e) At least thirty (30) days prior to the commencement of each fiscal year of the Company, a copy of the operating plan and budget.


                                  ARTICLE III

                             CONVERSION OF THE NOTE

     3.01  Conversion Rights.  (a) Principal:  Subject to and in compliance with
           ------------------
the provisions of this Article III, at the option of the holder, all or any part of the principal amount outstanding on any Note issued pursuant to this Agreement may be converted at any time at the Applicable Principal Conversion Value (as defined below) into fully paid and non-assessable shares of Common Stock in accordance with the provisions of Sections 3.02 to 3.15. (b) Interest:
Subject to and in compliance with the provisions of this Article III, at the option of the holder, all of the accrued and unpaid interest on any Note issued pursuant to this Agreement may be converted at any time at the Applicable Interest Conversion Value (as defined below) into fully paid and non-assessable shares of Common Stock in accordance with the provisions of Sections 3.02 and
3.06 to 3.15; provided, however, that upon conversion of all or any part of the principal amount of any Note pursuant to clause (a) of this Section, all accrued and unpaid interest on such Note up to and including the Conversion Date (as defined below) shall be converted at the Applicable Interest Conversion Value into fully paid and non-assessable shares of Common Stock.

     3.02  Conversion Values.  (a)  Applicable Principal Conversion Value:  The
           ------------------
price at which the outstanding principal of any Note issued under this Agreement may be converted into Common Stock (the "Applicable Principal Conversion Value") shall, subject to adjustment as provided in Sections 3.03 through 3.15, be two dollars ($2.00). (b) Applicable Interest Conversion Value: The price at which accrued and unpaid interest on the outstanding principal balance of any Note issued under this Agreement may be converted into Common Stock (the "Applicable Interest Conversion Value") shall, subject to adjustment as provided in Sections
3.06 through 3.15, be equal to the fair market value of the Common Stock on the first day of the fiscal quarter in which the interest to be converted accrued. Prior to the time that the Common Stock is traded over-the-counter, on the New York or American stock exchanges or on the National Association of Securities Dealers Automated Quotation National Market System ("NASDAQ"), the fair market value shall be the price at which the Company most recently issued any stock, Common or Preferred, in a private placement of securities. From and after the date upon which the Common Stock is traded over-the-counter, on the New York or American stock exchanges or on NASDAQ, the fair market value of the Common Stock shall be the Market Price of such stock on the date upon which the interest accrued as determined in accordance with the provisions of clause (d) of this Section. (c) Applicable Conversion Value: For the purposes of Section 3.06, the Applicable Principal Conversion Value and the Applicable Interest Conversion Value are collectively referred to as the "Applicable Conversion Value." (d) Market Price:
The term "Market Price" shall mean the average of the per share daily closing prices of Common Stock for the 10 consecutive business days beginning with the first day of the fiscal quarter in which the interest to be converted accrued. The closing price for each day shall be (i) the last reported sales price or, in case no such reported sale takes place on such day, the average of the reported closing bid and ask prices, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, on NASDAQ, (ii) if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on NASDAQ, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm reasonably selected from time to time by the Company for that purpose, or (iii) if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on NASDAQ and the average price cannot be determined as contemplated by clause (ii), the fair market value as reasonably determined in good faith by the Company's Board of Directors or in any manner reasonably prescribed by the Company's Board of Directors. For the purposes of this Section 3.02, the term "business day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on such exchange or in such market.

     3.03  Adjustments for Sale of Common Stock at Less Than Applicable
           ------------------------------------------------------------
Principal Conversion Value.  Except for the issuance of up to 120,000 shares of
--------------------------
the Company's Common Stock to employees, directors or consultants of the Company pursuant to an option plan or plans approved by the Company's Board of Directors (the "Reserved Employee Shares"), if the Company shall, while there are any Notes outstanding, issue or sell shares of its Common Stock without consideration or at a price per share less than the Applicable Principal Conversion Value in effect immediately prior to such issuance or sale, then in each such case such Applicable Principal Conversion Value upon each such issuance or sale, except as hereinafter provided, shall be lowered so as to be equal to an amount determined by multiplying the Applicable Principal Conversion Value by a fraction:

           (1) the numerator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock, plus (b) the number of shares of Common Stock that the net aggregate consideration if any, received by the Company for the total number of such additional shares of Common Stock so issued would purchase at the Applicable Principal Conversion Value in effect immediately prior to such issuance; and

           (2) the denominator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock plus (b) the number of such additional shares of Common Stock so issued.

For purposes of computation of the Applicable Principal Conversion Value, if part or all of the consideration to be received by the Company in connection with the issuance of shares of Common Stock or any of the other securities described in this Article III consists of property other than cash, such consideration shall be deemed to have a fair market value that is reasonably determined in good faith by the Board of Directors.

     3.04  Warrants, Options, Etc., for Common Stock.  For the purposes of this
           -------------------------------------------
Article III, the issuance after the date of this Agreement of any warrants, options (other than the Reserved Employee Shares), subscriptions or purchase rights with respect to shares of Common Stock and the issuance of any securities convertible into or exchangeable for shares of Common Stock (or the issuance of any warrants, options or any rights with respect to such convertible or exchangeable securities) shall be deemed an issuance at such time of such Common Stock if the Net Consideration Per Share (as hereinafter determined) that may be received by the Company for such Common Stock shall be less than the Applicable Principal Conversion Value at the time of such issuance. Any obligation, agreement or undertaking to issue warrants, options, subscriptions or purchase rights at any time in the future shall be deemed to be an issuance at the time such obligation, agreement or undertaking is made or arises. No adjustment of the Applicable Principal Conversion Value shall be made upon the issuance of any shares of Common Stock that are issued pursuant to the exercise of any conversion or exchange rights in any convertible securities to the extent a corresponding adjustment shall previously have been made upon the issuance of any such warrants, options or subscriptions or purchase rights or upon the issuance of any convertible securities (or upon the issuance of any warrants, options or any rights therefor) as provided above. Any adjustment of the Applicable Principal Conversion Value that relates to warrants, options, subscriptions or purchase rights with respect to shares of Common Stock shall be disregarded if, as and when all of such warrants, options, subscriptions or purchase rights expire or are canceled without being exercised, so that the Applicable Principal Conversion Value effective immediately upon such cancellation or expiration shall be equal to the Applicable Principal Conversion Value in effect immediately prior to the issuance of the expired or canceled warrants, options, subscriptions or purchase rights, with such additional adjustments as would have been made to that Applicable Principal Conversion Value had the expired or canceled warrants, options, subscriptions or purchase rights not been issued. For purposes of this Article III, the "Net Consideration Per Share" that may be received by the Company shall be determined as follows:

           (A) The "Net Consideration Per Share" shall mean the amount equal to the total amount of consideration, if any, received by the Company for the issuance of such warrants, options, subscriptions or other purchaser rights or convertible or exchangeable securities, plus the minimum amount of consideration, if any, payable to the Company upon exercise or conversion thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities were exercised, exchanged or converted.

           (B) The "Net Consideration Per Share" that may be received by the Company shall be determined in each instance as of the date of issuance of warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities without giving effect to any possible future price adjustments or value adjustment that may be applicable with respect to such warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities.

           (C) If a part or all of the consideration received by the Company in connection with the issuance of shares of the Common Stock or the issuance of any of the securities described in this Section 3.04 consists of property other than cash, and the Board of Directors of the Company is unable to arrive at any valuation of such property, the Company at its expense will promptly cause independent accountants of recognized standing selected by the Company to value such property, whereupon such value shall be given to such consideration and shall be recorded on the books of the Company with respect to receipt of such property.

     3.05  Dilution in Case of Other Securities.  In case any Other Securities
           -------------------------------------
shall be issued or sold, or shall become subject to issue upon the conversion or exchange of any stock (or Other Securities) of the Company (or any other issuer of Other Securities or any other Person referred to in Section 3.08) or to subscription, purchase or other acquisition pursuant to any rights or options granted by the Company (or such other issuer or Person), for a consideration per share so as to dilute the conversion rights evidenced by the Note, the computations, adjustments and readjustments provided for in Sections 3.03 and
3.04 with respect to the Applicable Principal Conversion Value shall be made as nearly as possible in the manner so provided and applied to determine the amount of Other Securities from time to time receivable on the conversion of the Note, so as to protect the holders of the Note against the effect of such dilution.

     3.06 Extraordinary Events.  If the Company shall after the date of this
          ---------------------
Agreement (i) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock or (iii) combine its outstanding shares of the Common stock into a smaller number of shares of the Common Stock, then, in each such event, the Applicable Conversion Value shall, simultaneously with the happening of such event, be adjusted by multiplying the then Applicable Conversion Value by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Applicable Conversion Value then in effect. The Applicable Conversion Value, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 3.06.

     3.07 Adjustment for Dividends in Other Stock, Property, Etc.;
          --------------------------------------------------------
Reclassification, Etc.  In case at any time or from time to time after the date
----------------------
of this Agreement the holders of Common Stock (or Other Securities) shall have received, or (on or after the record date fixed for the determination of shareholders eligible to receive) shall have become entitled to receive, without payment therefor,

           (a) other or additional stock or other securities or property (other than cash) by way of dividend, or

           (b)  any cash, or

           (c) other or additional stock or other securities or property (including cash) by way of spin-off, split-up, reclassification, recapitalization, combination of shares or similar corporate rearrangement, other than additional shares of Common Stock (or Other Securities) issued as a stock dividend or in a stock split (adjustments in respect of which are provided for in Section 3.06) and normal cash dividends, then and in each such case each holder of a Note, on the conversion thereof as provided in this Article III, shall be entitled to receive the amount of stock and other securities and property (including cash in the cases referred to in clauses (b) and (c) of this Section 3.07) that such holder would hold on the date of such conversion if on the date thereof it had been the holder of record of the number of shares of Common Stock that it would have received had its Note been converted into Common Stock immediately before the date of such event to and including the Conversion Date (as that term is defined in Section 3.11), and had thereafter, during the period from the date hereof to and including the date of such conversion, retained such shares and all such other or additional stock and other securities and property (including cash in the cases referred to in clauses (b) and (c) of this Section 3.07) receivable by it as aforesaid during such period, giving effect to all adjustments called for during such period under this Article III.

     3.08  Adjustment for Reorganization, Consolidation, Merger, Etc.
           ----------------------------------------------------------

     (a) Generally: If at any time or from time to time the Company shall (i) effect a reorganization, (ii) consolidate with or merge into any other Person or
(iii) transfer all or substantially all of its properties or assets to any other Person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, each holder of a Note, on the conversion thereof as provided in this Article III at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Stock (or Other Securities) issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such holder had so converted its Note immediately prior thereto, all subject to further adjustment thereafter as provided under this Article III.

     (b) Dissolution: In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered the stock and other securities and property (including cash, if applicable) receivable by the holders of the Note after the effective date of such dissolution pursuant to this Section 3.08 to a bank or trust company having its principal office in Boston, Massachusetts, as trustee for the holder or holders of the Note, which shall establish procedures for the exchange of such property for the Note.

                (c) Continuation of Terms: Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 3.08, each Note shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the conversion of any Note after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of the Note as provided in Section 3.09.

          3.09  No Dilution or Impairment.  The Company will not, by amendment
                -------------------------
of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of shares of Common Stock issuable upon conversion of the Note against dilution or other impairment.

    3.10  Certificate as to Adjustments.  In each case of any adjustment or
          -----------------------------
readjustment in the shares of Common Stock (or Other Securities) issuable on the conversion of the Note, the Company at its expense will promptly provide each holder of the Note, at the election of such holder, a certificate of the president and of the chief financial officer of the Company setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding and (c) the Applicable Principal Conversion Value in effect immediately prior to such issue or sale and as adjusted and readjusted on account hereof.

     3.11  Exercise of Conversion Privilege.  (a) Principal:  To exercise its
           ---------------------------------
 principal conversion privilege, a holder of a Note shall surrender the Note being converted to the Company at the Company's principal office, and shall give written notice to the Company at that office that such holder elects to convert the outstanding principal balance of such Note, or a portion thereof. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The Note surrendered for conversion shall be accompanied by proper assignment thereof to the Company or in blank. For purposes of this clause (a), the date when such written notice is received by the Company, together with the Note being converted, shall be the "Conversion Date." As promptly as practicable, but in any event within 15 days after the Conversion Date, the Company shall issue and shall deliver to the holder of the Note being converted, or on its written order, such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such Note in accordance with the provisions of this Article III, the number of whole shares of Common Stock issuable upon the conversion of all accrued and unpaid interest on such Note up to and including the Conversion Date, any property or securities issuable upon conversion as provided in
 Section 3.07 and cash, as provided in Section 3.12, in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been made immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of a Note shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby. (b) Interest: To exercise its interest conversion privilege, a holder of a Note shall give written notice to the Company at the Company's principal office that such holder elects to convert all accrued and unpaid interest on such Note. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. For purposes of this clause (b), the date when such written notice is received by the Company shall be the "Conversion Date." As promptly as practicable, but in any event within 15 days after the Conversion Date, the Company shall issue and shall deliver to the holder of the Note, or on its written order, such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of the interest and cash, as provided in Section 3.12, in respect of any fraction of a share of Common Stock issuable upon such conversion.

     3.12  Cash in Lieu of Fractional Shares.  No fractional shares of Common
           ----------------------------------
 Stock shall be issued upon the conversion of principal and/or interest with respect to any Note. Instead of any fractional shares of Common Stock that would otherwise be issuable upon such conversion, the Company shall pay to the holder of the Note a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the Applicable Principal Conversion Value (in a case of conversion of principal) or the Applicable Interest Conversion Value (in a case of conversion of interest).

     3.13.  Partial Conversion.  In the event some but not all of the principal
            ------------------
 amount represented by a Note surrendered by a holder is converted, the Company shall execute and deliver to or on the order of the holder, at the expense of the Company, a new Note representing the principal amount that was not converted.

     3.14  Reservation of Common Stock.  The Company shall at all times reserve
           ----------------------------
 and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Note, sufficient shares of Common Stock to effect the conversion of all outstanding Notes, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding Notes, the Company shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to a number of shares that shall be sufficient for that purpose.

     3.15  Notice of Record Date.   In the event of:
           ---------------------

     (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof that are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

     (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company or any transfer of all or substantially all of the assets of the Company to any other corporation, or any other entity or person, or

     (c) any voluntary or involuntary dissolution, liquidation or winding up of the Company, then and in each such event the Company shall mail or cause to be mailed to each holder of a Note a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be mailed at least 30 days prior to the date specified in such notice on which such action is to be taken.

                                   ARTICLE IV

     4.01 Right of First Refusal.  Except for the Reserved Employee shares, the
          ------------------------
Company shall not issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, (i) any shares of Common Stock, (ii) any other equity security of the Company, including, without limitation, shares of preferred stock, (iii) any option, warrant or other right to subscribe for, purchase or otherwise acquire any equity security of the Company or (iv) any Debt Security, unless in each such case the Company shall have first received an unconditional bona fide offer from a third party to purchase such securities (the "Offered Securities") and shall have offered to sell such Offered Securities to Thermo Electron Corporation ("Thermo") and the Purchaser as follows: The Company shall offer to sell to each of Thermo and the Purchaser a portion of the Offered Securities so that the aggregate number of shares of Common Stock and Warrant Shares then held by or issuable to each of Thermo and the Purchaser equals forty percent (40%) of the total number shares of Common Stock to be outstanding after the proposed issuance by the Company (assuming the conversion of the Note and exercise of all options held by employees of the Company and the issuance and exercise of all options reserved for issuance to employees of the Company by the Board of Directors pursuant to any option plan approved by the Directors and shareholders of the Company), at a price and on the other terms specified by the Company in writing delivered to Thermo and the Purchaser (the "Offer"), and the Offer by its terms shall remain open and irrevocable for a period of twenty (20) days, unless waived by Thermo and the Purchaser.

     4.02  Notice of Acceptance.  Notice of Thermo's or the Purchaser's
           ---------------------
intention to accept, in whole or in part, an Offer made pursuant to Section 4.01 shall be evidenced by a writing signed by Thermo or the Purchaser, as the case may be, and delivered to the Company prior to the end of the twenty (20) day period of the Offer, setting forth the portion of the Offered Securities that such party elects to purchase. If either Thermo or the Purchaser elects not to purchase all such portion of Offered Securities, then any such securities not elected to be purchased shall be then offered to whichever of Thermo or the Purchaser elected to purchase all of its portion of the offer, in the same manner as set forth in Section 4.01. Such secondary offer shall be open for 10 days.

4.03 Conditions to Acceptance and Purchase.
     --------------------------------------

          (a) Permitted Sales of Refused Securities. If Notices of Acceptance are not given by Thermo and the Purchaser in respect of all the Offered Securities pursuant to Sections 4.01 and 4.02, the Company shall have sixty (60) days from the expiration of the 10-day period set forth in Section 4.02 to sell all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by Thermo or the Purchaser and all of the Offered Securities not subject to the option of Thermo or the Purchaser pursuant to this Article IV (the "Refused Securities") to the Person or Persons specified in the Offer, but only for cash and otherwise in all respects upon terms and conditions, including, without limitation, unit price and interest rates, which are not more favorable, in the aggregate, to such other Person or Persons or less favorable to the Company than those set forth in the Offer.

          (b) Reduction in Amount of Offered Securities. In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4.03(a) above), then Thermo and the Purchaser shall reduce the number of, or other units of, the Offered Securities specified in their respective Notices of Acceptance to an amount that shall be not less than the amount of the Offered Securities that each of Thermo and the Purchaser elected to purchase pursuant to Section 4.02 multiplied by a fraction, (i) the numerator of which shall be the amount of Offered Securities the Company actually proposes to sell, and (ii) the denominator of which shall be the amount of all Offered Securities. In such event, the Company may not sell or otherwise dispose of more than the reduced amount of the Offered Securities until such securities have again been offered to Thermo and the Purchaser in accordance with Section 4.01.

          (c) Closing. Upon the closing, which shall include full payment to the Company, of the sale to such other Person or Persons of all or less than all the Refused Securities, Thermo and the Purchaser shall purchase from the Company, and the Company shall sell to Thermo and the Purchaser, the number of Offered Securities specified in their respective Notices of Acceptance, as reduced pursuant to Section 4.03(b), upon the terms and conditions specified in the Offer. The purchase by Thermo and the Purchaser of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company, Thermo and the Purchaser of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to Thermo, PIC and their counsel.

     4.04  Further Sale.  In each case, Offered Securities not purchased by
           -------------
Thermo, the Purchaser or other Person or Persons in accordance with Section 4.03 may not be sold or otherwise disposed of until they are again offered to Thermo under the procedures specified in Sections 4.01, 4.02 and 4.03.

     4.05  Exceptions.  The rights of Thermo under this Article IV shall not
           -----------
apply to:

          (a) Common stock issued as a stock dividend to holders of Common Stock or upon any subdivision or combination of shares of Common Stock, or

          (b) up to 800,000 shares of Common Stock, or options exercisable therefor, including options outstanding on the date of this Agreement (such number to be equitably adjusted in the event of any stock split, combination, reclassification or other similar event occurring on or after the date of this Agreement) issuable to current and future officers, employees, directors or consultants of the Company pursuant to any stock option plan or stock purchase plan approved by a vote of not less than a majority of the Board of Directors of the Company.

                                   ARTICLE V

                               EVENTS OF DEFAULT

     5.01  Events of Default.  If any of the following events ("Events of
           ------------------
Default") shall occur and be continuing seven days after delivery of notice (as described below) to the Company:

          (a) The Company shall fail to pay any installment of principal of the Note when due; or

          (b) The Company shall fail to pay any interest on the Note when due or shall default in the performance of any covenant contained in Section 2.02 and such failure or default shall continue for seven (7) business days; or

          (c) The Company shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or the Note on its part to be performed or observed and any such failure remains unremedied for thirty (30) days after written notice thereof shall have been given to the Company by the holder of the Note; or

          (d) The Company shall fail to pay any Indebtedness for borrowed money (other than as evidenced by the Note) owing by the Company or any interest or premium thereon, when due (or, if permitted by the terms of the relevant document, within any applicable grace period), whether such Indebtedness shall become due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise, or shall fail to perform any term, covenant or agreement on its part to be performed under any agreement or instrument (other than this Agreement or the Note) evidencing or securing or relating to any Indebtedness owing by the Company when required to be performed (or, if permitted by the terms of the relevant document, within any applicable grace period), if the effect of such failure to pay or perform is to accelerate, or to permit the holder or holders of such Indebtedness, or the trustee or trustees under any, such agreement or instrument, to accelerate, the maturity of such Indebtedness, unless such failure to pay or perform shall be waived by the holder or holders of such Indebtedness or such trustee or trustees; or

          (e) The Company shall be involved in financial difficulties as evidenced (i) by its admitting in writing its inability to pay its debts generally as they become due, (ii) by its commencement of a voluntary case under Title 11 of the United States Code as from time to time in effect, or by its authorizing, by appropriate proceedings of its Board of Directors or other governing body, the commencement of such a voluntary case, (iii) by its filing an answer or other pleading admitting or failing to deny the material allegations of a petition filed against it commencing an involuntary case under said Title 11, or seeking, consenting to or acquiescing in the relief therein provided, or by its failing to controvert timely the material allegations of any such petition, (iv) by the entry of an order for relief in any involuntary case commenced under said Title 11, (v) by its seeking relief as a debtor under any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or by its consenting to or acquiescing in such relief, (vi) by the entry of an order by a court of competent jurisdiction (a) finding it to be bankrupt or insolvent, (b) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors or (c) assuming custody of, or appointing a receiver or other custodian for, all or a substantial part of its property or (vii) by its making an assignment for the benefit of, or entering into a composition with, its creditors, or appointing or consenting to the appointment of a receiver or other custodian for all or a substantial part of its property; or

          (f) Any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of the Company and such judgment, writ or similar process shall not be released, vacated or fully bonded within ninety (90) days after its issue or levy;

then, and in any such event, the Purchaser or any other holder of the Note may, by notice to the Company, declare the entire unpaid principal amount of the Note, all interest accrued and unpaid thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Note, all such accrued interest and all such amounts shall become and be forthwith due and payable (unless there shall have occurred an Event of Default under subsection
5.01 (e) in which case all such amounts shall automatically become due and payable), without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company.


                                   ARTICLE VI

                        DEFINITIONS AND ACCOUNTING TERMS

     6.01  Certain Defined Terms.  As used in this Agreement, the following
           ---------------------
terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Debt Security" means and includes (i) any debt security of the Company that by its terms is convertible into or exchangeable for any equity security of the Company, (ii) any security of the Company that is a combination of debt and equity or (iii) any option, warrant or other right to subscribe for, purchase or otherwise acquire any such debt security of the Company.

     "Indebtedness" means all obligations, contingent and otherwise, which should, in accordance with generally accepted accounting principles consistently applied, be classified upon the obligor's balance sheet as liabilities, excluding any liabilities in respect of deferred federal or state income taxes, but in any event including, without limitation, liabilities secured by any mortgage on property owned or acquired subject to such mortgage, whether or not the liability secured thereby shall have been assumed, and also including, without limitation, (i) all guaranties, endorsements and other contingent obligations, in respect of Indebtedness of others, whether or not the same are or should be so reflected in said balance sheet, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business and (ii) the present value of any lease payments due under leases required to be capitalized in accordance with applicable Statements of Financial Accounting Standards, determined by discounting all such payment at the interest rate determined in accordance with applicable Statements of Financial Accounting Standards.

     "Other Securities" shall mean any stock (other than Common Stock) and other securities of the Company or any other Person (corporate or otherwise) that the holder of the Note at any time shall be entitled to receive, or shall have received, on the conversion of the Note, in lieu of or in addition to Common Stock, or that at any time may be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Article III.

     "Permitted Assignee" shall mean with respect to the Purchaser any person or entity directly or indirectly controlling, controlled by or under common control with such assigning person. For the purposes of this definition, "Control" shall mean the power and authority to direct the affairs of the entity in question through the direct or indirect ownership or control over not less than 50.1% of the such entity's voting securities or equity.

     "Person" means an individual, corporation, partnership, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

     "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Securities and Exchange Commission (or of any other federal agency then administering the Securities Act) thereunder, all as the same shall be in effect at the time.

                                  ARTICLE VII
                                 MISCELLANEOUS

     7.01  No Waiver: Cumulative Remedies.  No failure or delay on the part of
           ------------------------------
the Purchaser, or any other holder of the Note, in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     7.02  Amendments, Waivers and Consents.  Any provision in this Agreement to
           ---------------------------------
the contrary notwithstanding, changes in or additions to this Agreement may be made, and compliance with any covenant or provision herein set forth may be omitted or waived, only upon the consent of the Purchaser. Any provision of this Agreement or the Note notwithstanding, changes in or additions to the Note may be made, and compliance with any provision of the Note or this Agreement relating to the Note may be omitted or waived, only upon the consent of holders of greater than 50% of the principal amount of the Note; provided, however, that no such consent shall be effective to reduce or to postpone the date fixed for the payment of the principal (including any required redemption) or interest payable on any Note, without the consent of the holder thereof, or to reduce the percentage of the Note the consent of the holders of which is required under this Section. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     7.03 Address for Notices, Etc.  All notices, requests, demands and other
          -------------------------
communications provided for hereunder shall be in writing and mailed by means of certified mail (or other form of registered mail) or telegraphed or delivered to the applicable party at the addresses indicated below:

     If to the Company:    Photoelectron Corporation
                           400-1 Totten Pond Road
                           Waltham, MA 02154

     If to the Purchaser:  At the Purchaser's address for notice as set forth in the register maintained by the Company

     If to any other
     holder of the Note:   At such holder's address for notice as set forth in
                           the register maintained by the Company

     In addition, as to each of the foregoing, at such other address as shall be designated by such Person in a written notice to the other party complying as to delivery with the terms of this Section.

     7.04  Binding Effect: Assignment.  This Agreement shall be binding upon and
           ---------------------------
inure to the benefit of the Company and the Purchaser and their respective successors and assigns, except that the Company shall not have the right to assign its rights hereunder or any interest herein without the consent of the Purchaser obtained in accordance with Section 7.02 hereof and the rights and interests of the Purchaser, including rights and interests in any shares of Common Stock or in the Note, shall be assignable without the consent of the Company to any Permitted Assignee.

     7.05  Prior Agreements.  This Agreement constitutes the entire agreement
           -----------------
between the parties and supersedes any prior understandings or agreements concerning the subject matter hereof.

     7.06  Severability.  The invalidity or unenforceability of any provision
           -------------
hereof shall in no way affect the validity or enforceability of any other provision.

     7.07  Governing Law.  This Agreement and the Note shall be governed by, and
           --------------
construed in accordance with, the laws of the Commonwealth of Massachusetts without regard to its law governing conflicts of law.

     7.08  Headings.  Article, Section and subsection headings in this Agreement
           ---------
are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     7.09  Sealed Instrument.  This Agreement is deemed to be executed as an
           -----------------
instrument under seal.

     7.10  Counterparts.  This Agreement may be executed in any number of
           -------------
counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

PHOTOELECTRON CORPORATION



  By:  /s/ Peter E. Oettinger            /s/ Peter M. Nomikos
       ---------------------------       -------------------------------
       Peter E. Oettinger                Peter M. Nomikos
       Vice President and
       Chief Operating Officer

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT, AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, PLEDGED, MORTGAGED, HYPOTHECATED OR OTHERWISE TRANSFERRED (1) WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING THESE SECURITIES OR (2) UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

                           PHOTOELECTRON CORPORATION

                       8% Convertible Note Due On Demand

No.                                           Waltham, Massachusetts
                                              May 13, 1992

     For value received, PHOTOELECTRON CORPORATION, a Massachusetts corporation (the "Company"), hereby promises to pay to Mr. Peter M. Nomikos (hereinafter referred to as the "Payee"), or registered assigns, on demand, as described below, the principal sum of up to Four Million Five Hundred Five Thousand Dollars ($4,500,000.00) in consideration of advances made by the Payee under the Convertible Note and Warrant Purchase Agreement hereinafter referred to, or such part thereof as then remains unpaid. The dates and amounts of the advances are reflected in Schedule A to this Note. The Company further agrees
             ----------
to pay interest from the date of each such advance on the principal amount of such advance remaining from time to time unpaid at the rate of eight percent (8%) per annum. Such interest shall accrue on March 31, June 30, September 30 and December 31 of each year, until the whole amount of the principal hereof remaining unpaid shall become due and payable. The Company agrees to pay interest on all overdue principal (including any overdue required redemption) and interest at a rate per annum equal to the prime or base lending rate of the First National Bank of Boston plus three percent (3%). The outstanding
                              ----
principal amount and all accrued but unpaid interest shall be repaid on demand. Subject to the holder's option (referenced below) to convert all or part of the outstanding principal balance, and all accrued but unpaid interest, to Common Stock, principal and interest shall be payable in lawful money of the United States of America, in immediately available funds, at the principal office of the Payee or at such other place as the legal holder may designate from time to time in writing to the Company. Interest shall be computed on the basis of a 360-day year.

     This Note is issued pursuant to and is entitled to the benefits of a certain Subordinated Convertible Note and Warrant Purchase Agreement dated as of May 13, 1992, between the Company and the Payee (as the same may be amended from time to time, the "1992 Agreement"), and each holder of this Note, by his or its acceptance hereof, agrees to be bound by the provisions of the 1992 Agreement, a copy of which may be inspected by the legal holder hereof at the principal office of the Company. As provided in the 1992 Agreement, (i) this Note is subject to prepayment as specified in the 1992 Agreement, (ii) the principal of and interest on this Note is subordinated to Senior Debt, as defined in the 1992 Agreement, and (iii) all or any portion of the outstanding principal balance under the Note, and all then accrued but unpaid interest on such principal balance, is convertible into Common Stock of the Company in the manner set forth in the 1992 Agreement.

     As further provided in the 1992 Agreement, upon surrender of this Note for transfer or exchange, a new Note or new Notes of the same tenor dated the date to which interest has been paid on the surrendered Note and in an aggregate principal amount equal to the unpaid principal amount of the Note so surrendered will be issued to, and registered in the name of, the transferee or transferees. The Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes.

      In case any payment herein provided for shall not be paid when due, the Company further promises to pay all costs of collection, including all reasonable attorney's fees.

      This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to its law governing conflicts of law, and shall have the effect of a sealed instrument.

      The Company and all endorsers and guarantors of this Note hereby waive presentment, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note.

                                  PHOTOELECTRON CORPORATION


                                  By:
                                     ------------------------------------------
                                     Peter E. Oettinger
                                     Vice President and Chief Operating Officer

Attest:

--------------------------------

                                   Schedule A
                                   ----------


 Date of Advance       Amount of Advance        Interest        Conversion Date
 ---------------       -----------------        --------        ---------------

     The securities represented hereby have not been registered under the Securities Act of 1933, as amended, or registered or qualified under any state securities laws, and such securities may not be sold, transferred or otherwise disposed of in the absence of an effective registration statement under such Act and registration and qualification under all applicable state securities laws or pursuant to exemptions therefrom.



                           Photoelectron Corporation
                            400-1 Totten Pond Road
                         Waltham, Massachusetts 02154



                            STOCK PURCHASE WARRANT


Date of Issuance:                                Right to Purchase
                                                    Shares of Common Stock
                                                         (subject to adjustment)
Warrant #

     For value received, Photoelectron Corporation, a Massachusetts corporation (the "Company"), hereby grants to Mr. Peter M. Nomikos, or his registered assigns (the "Registered Holder"), the right to purchase from the Company shares of the Company's Common Stock (subject to adjustment pursuant to Section 4 hereof) at a price of $1.50 per share (as adjusted pursuant to Section 3 hereof, the "Exercise Price"). The amount and kind of securities purchasable pursuant to the rights granted under this Warrant and the purchase price for such securities are subject to adjustment pursuant to the provisions contained in this Warrant.

     This Warrant is subject to the following provisions:

     1.   Definitions.  As used in this Warrant, the following terms have the
          ------------
meanings set forth below:

          "Common Stock" means the Company's Common Stock, $.01 par value per
           ------------
share.

          "Date of Issuance" shall have the meaning specified in Section 10 of
           ----------------
this Warrant.

          "Market Price" is defined as the average of the daily closing prices
           ------------
for the 20 consecutive trading days, immediately preceding the date of computation. The closing price for each day shall be (i) if the shares of Common Stock are listed or admitted to trading on a principal national securities exchange or the National Market System of NASDAQ, the last principal national securities exchange or the National Market System of NASDAQ, the last reported sales price on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or on the National Market System of NASDAQ or (ii) if the shares of Common Stock are not listed or admitted to trading on any such exchange, the average of the highest bid and lower asked prices, as reported on the Automated Quotation System of the National Quotations Bureau, Incorporated or an equivalent, generally accepted reporting service. If at any time such security is not listed on any domestic securities exchange or quoted in the NASDAQ System or the domestic over-the-counter market, the "Market Price" will be the fair value thereof determined by the Board of Directors in good faith.

                "NASDAQ System" means the NASDAQ Inter-Dealer Quotation System
                 -------------
or such other similar inter-dealer quotation system as may in the future be used generally by members of the National Association of Securities Dealers, Inc. for the over-the-counter transactions in securities.

                "Person" means an individual, a partnership, a corporation, a
                --------
trust, a joint venture, an unincorporated organization and a government or any department or agency thereof.

                "Warrant" or "Warrants" means the Warrant and all stock purchase
                ---------    ----------
warrants issued in exchange therefor pursuant to the terms thereof.

                "Warrant Stock" means shares of the Company's authorized but
                ---------------
unissued Common Stock; provided that if there is a change such that the securities issuable upon exercise of the Warrant are issued by an entity other than the Company or there is a change in the class of securities so issuable, then the term "Warrant Stock" will mean one share of the security issuable upon exercise of the Warrant if such security is issuable in shares, or will mean the smallest unit in which such security is issuable if such security is not issuable in shares.

        2.      Exercise of Warrant.
                --------------------

                2.1     Exercise Period. The Registered Holder may exercise this
                        ----------------
Warrant, in whole or in part (but not as to a fractional share of Warrant Stock), at any time and from time to time prior to the seventh anniversary of the Date of Issuance of the Warrant ("Exercise Period").

                2.2     Exercise Procedure.
                        -------------------
                        (a) This Warrant will be deemed to have been exercised at such time as the Company has received all of the following items (the "Exercise Date"):

                                (i)     a completed Exercise Agreement, as
                described below, executed by the Person exercising all or part of the purchase right represented by this Warrant (the "Purchaser");

                                (ii)    this Warrant;

                        (iii) if this Warrant is not registered in the name of the Purchaser, an Assignment or Assignments in the form set forth in
         Exhibit II hereto, evidencing the assignment of this Warrant to the Purchaser; and

                        (iv) a check payable to the Company in an amount equal to the product of the Exercise Price multiplied by the number of shares of Warrant Stock being purchased upon such exercise.

                (b) Certificates for shares of Warrant Stock purchased upon exercise of this Warrant will be delivered by the Company to the Purchaser within ten days after the Exercise Date. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company will prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised. The Company will, within such ten-day period, deliver such new Warrant to the Person designated for delivery in the Exercise Agreement.

                (c) The Warrant Stock issuable upon the exercise of this Warrant will be deemed to have been issued to the Purchaser on the Exercise Date, and the Purchaser will be deemed for all purposes to have been the record holder of such Warrant Stock on the Exercise Date.

                (d) The issuance of certificates for shares of Warrant Stock upon exercise of this Warrant will be made without charge to the Registered Holder or the Purchaser for any issuance tax in respect thereof or any other cost incurred by the Company in connection with such exercise and the related issuance of shares of Warrant Stock. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer, in whole or in part, of this Warrant (including the issuance of new Warrants in connection therewith or the delivery of stock certificates in a name other than that of the Registered Holder of this Warrant presented for exercise, and any such tax shall be paid by such Registered Holder at the time of presentation.

                (e) The Company will not close its books for the transfer of this Warrant or of any share of Warrant Stock issued or issuable upon the exercise on this Warrant in any manner which interferes with the timely exercise of this Warrant.

        2.3     Exercise Agreement. The Exercise Agreement will be substantially
                -------------------
in the form set forth in Exhibit I hereto, except that if the shares of Warrant Stock are not to be issued in the name of the Registered Holder of this Warrant, the Exercise Agreement will also state the name of the Person to whom the certificates for the shares of Warrant Stock are to be issued, and if the number of shares of Warrant Stock to be issued does not include all the shares of Warrant Stock purchasable hereunder, it will also state the name of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be delivered.

        2.4     Fractional Shares. If a fractional share of Warrant Stock would,
                ------------------
but for the provisions of Subsection 2.1, be issuable upon exercise of the rights represented by this

Warrant, the Company will, within ten days after the Exercise Date, deliver to the Purchaser a check payable to the Purchaser in lieu of such fractional share, in an amount equal to the Market Price of such fractional share as of the close of business on the Exercise Date.

     3.  Exercise Price
         --------------

         3.1  General. The initial Exercise Price will be $1.50. In order to
              -------
prevent dilution of the rights granted under this Warrant, the Exercise Price will be subject to adjustment from time to time pursuant to this Section 3.

         3.2  Subdivision or Combination of Common Stock and Stock Dividends. In
              --------------------------------------------------------------
case the Company shall at any time after the date hereof (a) issue any shares of Common Stock as a dividend upon Common Stock, or (b) issue any shares of Common Stock by reclassification or otherwise, or (c) combine outstanding shares of Common Stock, by reclassification or otherwise, the Exercise Price which would apply if purchase rights hereunder were being exercised immediately prior to such action by the Company shall be adjusted by multiplying it by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such dividend, subdivision or combination and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such dividend, subdivision or combination.

         3.3  Certain Dividends. In case the Company shall declare a dividend
              -----------------
upon the Common Stock payable otherwise than out of earnings or retained earnings and otherwise than in Common Stock, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the declaration of such dividend by a fraction, the numerator of which shall be the current Market Price per share of Common Stock, on such date, less the fair market value, as determined by the Board of Directors of the Company, whose determination shall be conclusive, of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights, options or warrants applicable to one share of Common Stock, and of which the denominator shall be such current Market Price per share of Common Stock. For the purposes of the foregoing, a dividend other than in cash shall be considered payable out of earnings or retained earnings only to the extent that such earnings or retained earnings are charged an amount equal to the value of such dividend as determined by the Board of Directors of the Company. Such reductions shall take effect as of the date on which a record is taken for the purpose of such dividend, or, if a record is not taken, the date as of which the holders of Common Stock or record entitled to such dividend are to be determined.

         3.4  No Adjustment. No adjustment of the Exercise Price shall be made
              -------------
if the amount of such adjustment shall be less than one cent per share, but in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to not less than one cent per share.

     4.  Adjustment of Number of Shares Issuable upon Exercise. In the event of
         -----------------------------------------------------
a stock dividend, stock split, combination or other event described in Section
3.2 and 3.3 hereof, the

Registered Holder of this Warrant shall thereafter (until another such adjustment) be entitled to purchase the number of shares of Warrant Stock, calculated to the nearest full share, determined by (a) multiplying the number of shares of Warrant Stock purchasable hereunder immediately prior to the adjustment of the Exercise Price by the Exercise Price in effect immediately prior to such adjustment, and (b) dividing the product so obtained by the adjusted Exercise Price in effect immediately after such adjustment.

        5.  Effect of Reorganization, Reclassification, Consolidation, Merger
            -----------------------------------------------------------------
or Sale. If at any time while this Warrant is outstanding there shall be any
--------
reorganization or reclassification of the capital stock of the Company (other than a subdivision or combination of shares provided for in Subsection 3.3 hereof) or any consolidation or merger of the Company with another corporation (other than a consolidation or merger in which the Company is the surviving entity and which does not result in any change in the Common Stock), or any sale or other disposition by the Company of all or substantially all of its assets to any other corporation, the holder of this Warrant shall thereafter upon exercise of this Warrant be entitled to receive the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such consolidation or merger, as the case may be, to which the Warrant Common Stock (and any other securities and property) of the Company, deliverable upon the exercise of this Warrant, would have been entitled upon such reorganization, reclassification of capital stock, consolidation, merger, sale or other disposition if this Warrant had been exercised immediately prior to such reorganization, reclassification of capital stock, consolidation, merger, sale or other disposition. In any such case, appropriate adjustment (as determined by the Board of Directors of the Company) shall be made in the application of the provisions set forth in this Warrant with respect to the rights and interests thereafter of the holder of this Warrant to the end that the provisions set forth in this Warrant (including those relating to adjustments of the Exercise Price and the number of shares issuable upon the exercise of this Warrant) shall thereafter be applicable, as near as reasonably may be, in relation to any shares or other property thereafter deliverable upon the exercise hereof as if this Warrant had been exercised immediately prior to such reorganization, reclassification of capital stock, consolidation, merger, sale or other disposition and the holder hereof had carried out the terms of the exchange as provided for by such reorganization, reclassification of capital stock, consolidation or merger. Notwithstanding any other provisions of this Warrant, in the event of sale or other disposition of all or substantially all of the assets of the Company as a part of a plan for liquidation of the Company, all rights to exercise the Warrant shall terminate 30 days after the Company gives written notice to the Registered Holder of this Warrant that such sale or other disposition has been consummated.

        6.  Notice of Adjustments.  Immediately upon any adjustment of the
            ----------------------
Exercise Price or increase or decrease in the number of shares of Common Stock purchasable upon exercise of this Warrant, the Company will send written notice thereof to all Registered Holders, stating the adjusted Exercise Price and the increased or decreased number of shares purchasable upon exercise of this Warrant and setting forth in reasonable detail the method of calculation for such adjustment or decrease.

        7.      Reservation of Common Stock.  The company will at all times
                ---------------------------
reserve and keep available for issuance upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants, and upon such issuance such shares of Common Stock will be validly issued, fully paid and nonassessable.

        8.      No Voting Rights; Limitations of Liability.  This Warrant will
                ------------------------------------------
not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company. No provision of this Warrant, in the absence of affirmative action by the Registered Holder to purchase Warrant Stock, and no enumeration in this Warrant of the rights or privileges of the Registered Holder, will give rise to any liability of such Holder for the Exercise Price of Warrant Stock acquirable by exercise hereof or as a stockholder of the Company.

        9.      Warrant Transferable.
                --------------------

                (a) Subject to the transfer conditions referred to in paragraph
(b), below, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Registered Holder, upon surrender of this Warrant with a properly executed Assignment (in the form of Exhibit II hereto) at the principal office of the Company.

                (b) Each Registered Holder of this Warrant acknowledges that this Warrant has not been registered under the Securities Act of 1933, as amended (the "Act"), and agrees not to sell, pledge, distribute, offer for sale, transfer of otherwise dispose of this Warrant or any Warrant Stock issued upon its exercise in the absence of (i) an effective registration statement as to this Warrant or such Warrant Stock under the Act (or any similar statute then in effect), or (ii), an opinion of counsel for the company to the effect that such registration is not, under the circumstances, required.

        10.     Warrant Exchangeable for Different Denominations.  This Warrant
                ------------------------------------------------
is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants will represent such portion of such rights as is designated by the Registered Holder at the time of such surrender. The date the Company initially issues this Warrant will be deemed to be the "Date of Issuance" of this Warrant regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant are issued.

        11.     Representations, Warranties and Covenants of the Registered
                -----------------------------------------------------------
Holder.  (a) The Registered Holder represents and warrants to, and covenants
------
with, the Company that: (i) the Registered Holder, taking into account the personnel and resources it can practically bring to bear on the purchase of the Warrant, is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares presenting an investment decision like that involved in the purchase of the Warrant, including investments in securities issued by the Company, and has requested, received reviewed and considered all information it deems relevant in making an informed decision to purchase the Warrant; (ii) the Registered

Holder is acquiring the Warrant for investment and with no present intention of distributing the Warrant (this representation and warranty not limiting the Registered Holder's right to transfer all or any part of the Warrant pursuant to
Section 9); and (iii) the Registered Holder will not, directly or indirectly, voluntarily offer, sell, pledge, purchase or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) the Warrant except in compliance with the Securities Act, and the rules and regulations promulgated thereunder, or an exception thereto.

        (b) The Registered Holder further represents and warrants to, and covenants with, the Company that (i) the Registered Holder has full right, power, authority and capacity to enter into this Warrant and to consummate the transactions contemplated hereby, and (ii) upon the execution and delivery of this Warrant (for the limited purpose of this Section 11), this Warrant shall constitute a valid and binding obligation to the Registered Holder enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        12.     Miscellaneous.
                -------------

                12.1    Amendment and Waiver.  The provisions of the Warrants
                        --------------------
may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Registered Holders of Warrants representing at least 50% of the shares of Warrant Stock obtainable upon the exercise of the Warrants outstanding at the time of such consent.

                12.2    Notices.  Any notices required to be sent to a
                        -------
Registered Holder will be delivered to the address of such Registered Holder shown on the books of the Company. All notices referred to herein will be delivered in person or sent by first class mail, postage prepaid, and will be deemed to have been given when so delivered or sent.

                12.3    Descriptive Headings; Governing Law.  The descriptive
                        -----------------------------------
headings of the paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The construction, validity and interpretation of this Warrant will be governed by the laws of the Commonwealth of Massachusetts.

        IN WITNESS WHEREOF, the Company and the Registered Holder (for the limited purpose of Section 11 hereof) have caused this Warrant to be signed and attested by their duly authorized officers, and in the case of the Company, under its corporate seal.



                                PHOTOELECTRON CORPORATION



                                By:
                                    ----------------------------
                                    Name: Peter E. Oettinger
                                    Title: Vice President and Chief
                                    Operating Officer


[CORPORATE SEAL]

Attest:


-----------------------------
Clerk


                                Accepted and agreed to by the Registered
                                Holder for the limited purpose of Section 11 hereof:


                                By:
                                    --------------------------------
                                     Peter M. Nomikos

                                  EXHIBIT II
                                  ----------



                                  ASSIGNMENT
                                  ----------



     FOR VALUE RECEIVED,              hereby sells, assigns and transfers all of
                        --------------
the rights of the undersigned under the within Warrant with respect to the number of shares of the Warrant Stock covered thereby set forth below, unto:


Names of Assignees                    Address                     No. of Shares








Date:                                   Signature
     -----------------------------               -------------------------------
                                        ----------------------------------------

                                        Witness
                                               ---------------------------------


      This Assignment must be completed and sent to:

                           Photoelectron Corporation
                            400-1 Totten Pond Road
                         Waltham, Massachusetts 02154
                       Attn: John J. Crowley, Controller

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT, AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, PLEDGED, MORTGAGED, HYPOTHECATED OR OTHERWISE TRANSFERRED (1)WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING THESE SECURITIES OR (2) UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

                           PHOTOELECTRON CORPORATION

                              Amended and Restated
                   8% Subordinated Convertible Note Due on Demand

No. R1-1992-1                                Lexington, Massachusetts
                                             As of August 1, 1996

          For value received, PHOTOELECTRON CORPORATION, a Massachusetts corporation (the "Company"), hereby promises to pay to Mr. Peter M. Nomikos (hereinafter referred to as the "Payee"), or registered assigns, on demand, as described below, the principal sum of Seven Hundred Five Thousand Dollars ($705,000.00) in consideration of advances made by the Payee under the Convertible Note and Warrant Purchase Agreement hereinafter referred to, or such part thereof as then remains unpaid. The dates and amounts of the advances are reflected in Schedule A to this Note. The Company further agrees to pay
             ----------
interest from the date of each such advance on the principal amount of such advance remaining from time to time unpaid at the rate of eight percent (8%) per annum. Such interest shall accrue on March 31, June 30, September 30 and December 31 of each year, until the whole amount of the principal hereof remaining unpaid shall become due and payable. The Company agrees to pay interest on all overdue principal (including any overdue required redemption) and interest at a rate per annum equal to the prime or base lending rate of the First National Bank of Boston plus three percent (3%). The outstanding
                              ----
principal amount and all accrued but unpaid interest shall be repaid on demand. Subject to the holder's option (referenced below) to convert all or part of the outstanding principal balance, and all accrued but unpaid interest, to Common Stock, principal and interest shall be payable in lawful money of the United States of America, in immediately available funds, at the principal office of the Payee or at such other place as the legal holder may designate from time to time in writing to the Company. Interest shall be computed on the basis of a 360-day year.

          This Note is issued pursuant to and is entitled to the benefits of a certain Convertible Note and Purchase Agreement dated as of May 13, 1992, between the Company and Payee identified therein (as the same may be amended from time to time, the "1992 Agreement"), and each holder of this Note, by its acceptance hereof, agrees to be bound by the provisions of the 1992 Agreement, a copy of which may be inspected by the legal holder hereof at the principal office of the Company. As provided in the 1992 Agreement, (i) this Note is subject to prepayment as specified in the 1992 Agreement, (ii) the principal of and interest on this Note is subordinated to Senior Debt, as defined in the 1992 Agreement, and (iii) all or any portion of the outstanding principal balance under the Note, and all then accrued but unpaid interest, is convertible into Common Stock of the Company in the manner set forth in the 1992 Agreement.

          As further provided in the 1992 Agreement, upon surrender of this Note for transfer or exchange, a new Note or new Notes of the same tenor dated the date to which interest has been paid on the surrendered Note and in an aggregate principal amount equal to the unpaid principal amount of the Note so surrendered will be issued to, and registered in the name of, the transferee or transferees. The Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes.

          In case any payment herein provided for shall not be paid when due, the Company further promises to pay all costs of collection, including all reasonable attorney's fees.

          This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to its law governing conflicts of law, and shall have the effect of a sealed instrument as of the date first written above.

          The Company and all endorsers and guarantors of this Note hereby waive presentment, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note.

                                           PHOTOELECTRON CORPORATION



                                           By:
                                              --------------------------------
                                              Peter E. Oettinger
                                              Vice President and Chief Operating
                                              Officer

Attest:


-------------------------

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

                                   Schedule A
                                   ----------

                          Date of Advance     Amount
                          ---------------     ------
                          January 18, 1994    $ 90,000
                          January 28, 1994      90,000
                          February 15, 1994     90,000
                          February 24, 1994     75,000
                          February 26, 1994     90,000
                            March 21, 1994      90,000
                            March 30, 1994      90,000
                            April 11, 1994      90,000

                      Total                   $705,000
                                               =======

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